Exhibit 8.2

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE
NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000
FACSIMILE: +1-212-455-2502

December 14, 2018

L3 Technologies, Inc.
600 Third Avenue
New York, New York 10016

Ladies and Gentlemen:

We have acted as counsel to L3 Technologies, Inc., a Delaware corporation (“L3”), in connection with the proposed merger (the “Merger”) of Leopard Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Harris Corporation, a Delaware corporation (“Harris”), with and into L3, upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of October 12, 2018 (the “Agreement”), by and among Harris, Merger Sub and L3. The Merger is described in the joint proxy statement/prospectus dated December 14, 2018 and other proxy solicitation materials of Harris and L3 constituting a part thereof (“Joint Proxy Statement/Prospectus”), which is included in the registration statement on Form S-4 filed on or about the date hereof by Harris (as amended or supplemented through the date hereof, the “Registration Statement”) in connection with the Merger.We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of L3 and Harris delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Agreement), (iii) the representations made by L3 and Harris in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of L3 or Harris or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of L3 and Harris has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Joint Proxy Statement/Prospectus included in the Registration Statement represent our opinion as to the material United States federal income tax consequences of the Merger to holders of L3 common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP